Exhibit 99.1

China New Media Corp. Appoints New Independent Director

DALIAN, China, March 7, 2011 /PRNewswire-Asia/ -- China New Media Corp. (OTC Bulletin Board: CMDI) ("the Company"), China's fast-growing advertising company with current outdoor media networks located in Dalian, Shenyang, Tianjin and Shanghai, today announced the appointment of Mr. Stephen Monticelli as an independent director of the Company, effective immediately. Mr.Monticelli will serve as the Chairman of the Auditing Committee. With this change, the Company's Board of Directors now comprises five members, including three independent directors.

"We warmly welcome Mr. Stephen Monticelli to our board," said James Wang, chairman and Chief Executive Officer of the Company. "His extensive experience in the capital markets and international business will assist the Company from both an operating and financial perspective. Stephen's appointment also shows our commitment to the highest level of corporate governance. We believe that his expertise will further strengthen and improve our profile as a public company."

Mr. Stephen Monticelli has an investment career spanning 23 years and encompassing both private and public equity. Mr. Monticelli founded Mosaic in 1996 and launched its first two funds in 1998. The Mosaic China Fund was launched in 2010. His investment career began in 1987 when he joined The Fremont Group (the primary investment vehicle for the Bechtel family) as a Principal. He was later a Managing Director with Baccharis Capital, a venture capital firm funded by another "Forbes 400" family. Prior to his investment career, Mr. Monticelli was a management consultant with Marakon Associates and a CPA with Deloitte and Touche. During his career, he has served on the Board of Directors of eleven private and public companies. He holds a BS and an MBA from the Haas School of Business at the University of California at Berkeley.

About China New Media Corp.

Founded in September 2000, Dalian Vastitude Media Group Co., Ltd., now known as China New Media Corp., is headquartered in Dalian, the commercial center of Northeastern China. The company owns and operates the city's largest outdoor media network encompassing over 600 bus shelters furnished with billboards and displays; 130 taxi stops with displays; and 13 large-size billboards, including 3 large-size LED displays at major traffic conjunctions. The company also furnishes more than 400 buses with advertising posters and 28 metro-trains throughout Dalian Metro Lines. China New Media provides comprehensive adverting services from art design to ad publishing, from daily maintenance to technical upgrading. Launched in Dalian in 2009, China New Media's proprietary LED multimedia display network, City Navigator®, is one of the country's first web-based outdoor advertising networks.

Forward-Looking Statements
This press release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements", including statements regarding the Company's ability to meet its obligations under its various contracts; the timeliness of payments and other economic benefits the Company expects to receive under such contracts; and the Company's ability to maintain its customer relationships and to maintain its ability to pursue its commercial objectives. In addition, the Company's operations are conducted in the PRC and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe such as risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Company Contact:

Rita Jiang
Executive Vice President of Finance
646-691-5047
Rita.jiang@gmail.com

CONTACT: China New Media Corp., Rita Jiang, Executive Vice President of Finance, +1-646-691-5047, Rita.jiang@gmail.com